UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2018

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	440 Lincoln Street, Worcester, Massachusetts	01653
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(d) - Election of Kathleen S. Lane

On September 17, 2018, the Board of Directors of The Hanover Insurance Group, Inc. (the “Company”) elected Kathleen S. Lane to the Board of Directors of the Company.

Ms. Lane, 61, served as Executive Vice President and Chief Information Officer at The TJX Companies, Inc. from 2008 to 2013. Prior to joining TJX, Ms. Lane was Group Chief Information Officer at National Grid plc from 2006 to 2008. In addition, she served as Chief Information Officer at the Gillette Company, GE Oil & Gas, and GE Vendor Financial Services. Ms. Lane also served as Director, Technology Services of Pepsi Cola International and began her career at The Procter & Gamble Company. Ms. Lane is also a director of Armstrong Flooring, Inc., a leading global producer of flooring products. Ms. Lane previously served as a director of EarthLink Holdings Corp., an IT services, network and communications provider, from 2013 to 2017 and of Bob Evans Farms, Inc., an operator of over 500 restaurants and a producer and distributer of food products, from 2014 to 2018.

Ms. Lane will serve in the class of directors whose term expires at the Company’s 2020 annual meeting of shareholders.

Ms. Lane will receive the same compensation for her service on the Company’s Board of Directors as the Company’s other non-employee directors, but prorated to reflect that she was appointed mid-term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: September 17, 2018	By:	/s/ J. Kendall Huber
J. Kendall Huber
Executive Vice President, General Counsel and Asst. Secretary

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